Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

HALEON PLC
HALEON US CAPITAL LLC
HALEON UK CAPITAL PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Haleon plc
Fees to Be Paid	Equity	Ordinary Shares, nominal value £0.01 per share(1)	Rule 456(b) and Rule 457(r)					(2)
	Other	Guarantees of Debt Securities of Haleon US Capital LLC	Rule 456(b) and Rule 457(r)			(3)		(3)
	Other	Guarantees of Debt Securities of Haleon UK Capital plc	Rule 456(b) and Rule 457(r)			(3)		(3)
	Haleon US Capital LLC
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)					(2)
	Haleon UK Capital plc
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)					(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					Indeterminate		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets(4)							$1,326,722.81
	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Haleon plc	Form F-1	333-266358	July 28, 2022		$1,326,722.81	Equity	Ordinary Shares, nominal value £0.01 per share(4)	(5)(6)	$14,312,004,473.76
Fee Offset Sources	Haleon plc	Form F-1	333-266358		July 28, 2022						$1,326,722.81

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), each Registrant is deferring payment of all of the registration fee, except for $1,326,722.81 that has already been paid with respect to $14,312,004,473.76 aggregate principal amount of securities that were previously registered pursuant to a registration statement on Form F-1 (File No. 333-266358), were not sold thereunder and which the Registrants are carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. See (5) below.

(3)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable.

(4)

Includes (i) 3,319,371,012 Ordinary Shares and (ii) 591,012,724 Ordinary Shares represented by 295,506,362 American depositary shares (“ADSs”). ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-2). Each ADS represents two Ordinary Shares. See Table 2.

(5)	The Registrants previously filed a registration statement on Form F-1 (File No. 333-266358), initially filed on July 28, 2022, amended on August 5, 2022 and initially declared effective on August 9, 2022 (the “Prior Registration Statement”), which registered 4,150,383,736 Ordinary Shares for issuance by the Registrants for a proposed maximum aggregate offering price of $15,200,888,343.08. The Prior Registration Statement was not used and, accounting for the transaction set out in (6) below, 3,910,383,736 Ordinary Shares have not been sold, resulting in an unsold aggregate offering amount of $14,312,004,473.76. This unused amount results in an available fee offset of $1,326,722.81. Pursuant to Rule 457(p) under the Securities Act, the Registrants are offsetting $1,326,722.81 of the fees associated with this Registration Statement from the filing fee previously paid by the registrant associated with the unsold securities. The Registrants have terminated any offerings that included the unsold securities under the Prior Registration Statement.

(6)	On May 11, 2023, GSK plc resold an aggregate amount of 240,000,000 previously registered Ordinary Shares outside the United States pursuant to Regulation S under the Securities Act. As a result, the number of Ordinary Shares registered for resale pursuant to this registration statement has been reduced accordingly and is lower than the 4,150,383,736 Ordinary Shares registered under the Prior Registration Statement. See also footnote (4).